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                                                                   EXHIBIT 23(A)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion of our reports dated February 4, 2000 included in Powertel, Inc.'s Annual Report on Form 10-K/A for the year ending December 31, 1999 as well as the incorporation by reference of such reports into the Company's previously filed Registration Statement File No. 33-52550, 33-91734, 33-52552, 33-81842, 333-09769, and
333-45522.


/s/ Arthur Andersen LLP


Arthur Andersen LLP

Atlanta, Georgia
December 4, 2000